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                                   EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                               SL INDUSTRIES, INC.

                                    ARTICLE 1

                                     OFFICES

                  SECTION 1. The registered office of the Corporation shall be at the Corporation Trust Company, 28 West State Street, Trenton, New Jersey 08608.

                  SECTION 2. The Corporation may have such other offices either within or without the state as the Board of Directors may designate or the business of the Corporation may require from time to time.

                                   ARTICLE II

                                      SEAL

                  SECTION 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its creation and the words "Corporate Seal, New Jersey".

                                   ARTICLE III

                             SHAREHOLDERS' MEETINGS

                  SECTION 1. All meeting of the Shareholders shall be held at the registered office of the Corporation or at such other place or places either within or without the State of New Jersey as may from time-to-time be selected by the Board of Directors.

                  SECTION 2. Annual Meetings: The Annual Meeting of the Shareholders shall be held at such time and date as may be fixed each year by the Board of Directors, when the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

                             If the Annual Meeting for election of Directors is
not held on the day designated therefore, the Directors shall cause the meeting to be held as soon thereafter as convenient.

                  SECTION 3. Special Meetings: Special Meetings of the Shareholders may be called by the Chairman, the President or the Board of Directors and, with respect to Shareholders, as provided in Section 14A:5-3 of the New Jersey Business

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Corporation Act, as in effect from time to time or any successor statute thereto.

                  SECTION 4. Notice of Shareholders' Meetings: Written notice of the time, place and purpose or purposes of every meeting of Shareholders shall be given not less than thirty (30) nor more than sixty (60) days before the date of the meeting either personally or by mail to each Shareholder of record entitled to vote at the meeting, unless lessor or greater period of notice is required or allowed by statute in a particular case.

                             When a meeting is adjourned to another time or
place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to notice on the new record date.

                  SECTION 5. Waiver of Notice: Notice of a meeting need not be given to any Shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any Shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

                             Whenever Shareholders are authorized to take any
action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action by every Shareholder entitled to vote thereon as of the date of the taking of such action.

                  SECTION 6. Fixing Record Date:

                  (1) The Board may fix, in advance, a date as the record date for determining the Corporation's Shareholders with regard to any corporate action or event and, in particular, for determining the Shareholders who are entitled to:

                  (a) notice of or to vote at any meeting of Shareholders or any adjournment thereof;

                  (b) be given a written consent to any action without a meeting; or

                  (c) receive payment of any dividend or allotment of any given right.

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The record date may in no case be more than sixty (60) days prior to the
Shareholders' meeting or other corporate action or event to which it relates. The record date for a Shareholders' meeting is recommended to be not less than thirty (30) days before the date of the meeting. The record date to determine Shareholders to give a written consent may not be more than sixty (60) days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty (60) days before the last day on which consents received may be counted.

                  (2)      If no record date is fixed,

                  (a) The record date for a Shareholders' meeting shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held; and

                  (b) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

                  (3) When a determination of Shareholders of record for a Shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

                  SECTION 7. Voting Lists: The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of Shareholders entitled to vote at a Shareholders' meeting or any adjournment thereof. A list required by this section may consist of cards arranged alphabetically or any equipment which permits the visual display of such information. Such list shall be arranged alphabetically within each class, series or groups of Shareholders maintained by the Corporation for convenience of reference, with the address of and the number of shares held by each Shareholder; be produced or available by means of a visual display at the time and place of the meeting; be subject to the inspection of any Shareholder for reasonable periods during the whole time of the meeting; and be prima facie evidence as to who are the Shareholders entitled to examine such list or to vote at any meeting.

                             If the requirements of this section have not been
complied with, the meeting, on the demand of any Shareholder in person or by proxy, shall be adjourned until the requirements are complied with. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting prior to the making of any such demand.


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                  SECTION 8. Quorum: Unless otherwise provided in the
Certificate of Incorporation or by Statute, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The Shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.
Less than a quorum may adjourn.

                             Whenever the holders of any class or series of
share are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

                  SECTION 9. Voting: Each holder of any share with voting rights shall be entitled to one (1) vote for each such share registered in his name, except as otherwise provided in the Certificate of Incorporation. Whenever any action, other than the election of Directors, is to be taken by vote of the Shareholders, it shall be authorized by a majority of the votes cast at a meeting of Shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by statute or by the Certificate of Incorporation.

                             Every Shareholder entitled to vote at a meeting of
Shareholders or to express consent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the Shareholder or his agent, except that a proxy may be given by the Shareholder or his agent by telegram or cable or by means of electronic communication which results in a writing. No proxy shall be valid for more than eleven (11) months unless a longer time is expressly provided therein. Unless it is irrevocable as provided in Section 14A:5-19(3) of the New Jersey Business Corporation Act, a proxy shall be revocable at will. The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable. A proxy shall not be revoked by the death or incapacity of the Shareholder but the proxy shall continue to be in force until revoked by the personal representative or guardian of the Shareholder. The presence at any meeting of any shareholder who has given a proxy does not revoke the proxy unless the Shareholder files written notice of the revocation with the Secretary of the meeting prior to the voting of the proxy, or votes the shares subject to the proxy by written ballot.

                  SECTION 10. Election of Directors: Except as otherwise provided in the Certificate of Incorporation, at each election of Directors every Shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. Directors shall


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be elected by a plurality of the votes cast at the election, except as otherwise provided by the Certificate of Incorporation.

                              Elections of Directors need not be by ballot
unless a Shareholder demands election by ballot at the election and before the voting begins.

                  SECTION 11. Inspectors of Election: The Board, in advance of any Shareholders' meeting or of the tabulation of written consents of Shareholders without a meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If inspectors to act at any meeting of Shareholders are not so appointed or shall fail to qualify, the person presiding at a Shareholders' meeting may and on the request of any Shareholder entitled to vote thereat shall make such appointment.

                              Each inspector, before entering upon the discharge
of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. No person shall be elected a Director in an election for which he has served as an inspector.

                  SECTION 12. Advance Notification Requirement: At any meeting of Shareholders, only such director nominations, proposals or other business ("business") shall be conducted or considered by the Shareholders as shall have been properly brought before such meeting. To be properly brought before a meeting the business must be a proper subject for action by Shareholders and must be: (a) specified in the notice of any meeting (or supplement thereto) given by or at the direction of the Board of Directors; (b) brought before a meeting by or at the direction of the Board of Directors; or (c) brought before a meeting by a Shareholder where the Shareholder has complied with the procedures set forth in this Section.

                              For business to be properly brought before a
meeting by a Shareholder of the Corporation, the Shareholder must give the Secretary of the Corporation timely written notice of the business to be brought before a meeting. To be timely, a Shareholder's written notice must be delivered or mailed to and actually received at the Corporation's principal headquarters no later than the close of business on the 60th calendar day prior to the date of the meeting. A Shareholder's written notice to the Secretary of the Corporation of the business to be brought before the meeting shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A


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under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owners, if any, on whose behalf the proposal is made; and (c) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Shareholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner and (iii) a representation that the Shareholder is a holder of record of shares of the Corporation and intends to appear in person or by proxy at the meeting to propose such business.

                             Notwithstanding anything in the Corporation's
By-Laws to the contrary, no business shall be conducted at a Shareholder meeting except in accordance with the provisions and procedures set forth in this Section of the Corporation's By-Laws.

                             The presiding officer of a meeting shall, if the
facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting, and, in accordance with the provisions of this section of the Corporation's By-Laws, the presiding officer of the meeting shall so declare to the meeting that any such business not properly before the meeting shall not be transacted.

                                   ARTICLE IV

                                    DIRECTORS

                  SECTION 1. The business and affairs of this Corporation shall be managed by its Board of Directors, not less than five (5) nor more than ten
(10) in number, as determined by the Board. A Director shall be at least eighteen years of age and need not be a United States citizen or a resident of this State or a Shareholder in the Corporation. Each Director shall be elected by the Shareholders at the Annual Meeting of the Corporation and shall be elected for the term of one (1) year and until his successor shall be elected and shall qualify.

                  SECTION 2. Regular Meetings: Regular meetings of the Board shall be held immediately following the Annual Meeting of Shareholders, and at such other times and places, as shall be determined by the Board. After the election of the Directors, the newly-elected Board shall meet for the purpose of organization, election of officers of the Corporation and


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Chairman, and otherwise, and no notice of such meeting shall be necessary to the newly-elected Directors in order to constitute legally the meeting, provided a majority of the whole Board shall be present.

                  SECTION 3. Quorum: A majority of the entire Board or of any committee thereof shall constitute a quorum for the transaction of business and the act of the majority present at a meeting at which a quorum is present shall be the act of the Board or of the committee.

                             Any action required or permitted to be taken
pursuant to authorization voted at a meeting of the Board or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or the committee.

                             Where appropriate communication facilities are
reasonably available, any or all Directors shall have the right to participate in all or any part of a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other, unless otherwise provided in the Certificate of Incorporation.

                  SECTION 4. Special Meetings: Special meetings of the Board may be called by the Chairman or the President on one day's notice to each Director, either personally or by mail; special meetings may be called in like manner and on like notice on the written request of any two (2) Directors.

                  SECTION 5. Waiver of Notice: Notice of any meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting. The attendance of any Director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at nor the purposes of any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of any adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

                  SECTION 6. Powers of Directors: The Board of Directors shall have the management of the business of the Corporation. In addition to the powers and authorities by the By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute nor by these By-Laws directed or required to be exercised or done by the Shareholders.



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                  SECTION 7. Compensation of Directors: The Board, by the
affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of Directors for services to the Corporation as Directors, officers or otherwise.

                  SECTION 8. Executive Committee: If deemed advisable, the Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. Each such committee shall have and may exercise all the authority of the Board, except that no such committee shall make, alter or repeal any By-Law of the Corporation; elect or appoint any Director, or remove any officer or Director; submit to Shareholders any action that requires Shareholders' approval; or amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

                             Actions taken at a meeting of such committee shall
be reported to the Board at its next meeting following such committee meeting except that, when the meeting of the Board is held within two (2) days after the committee meeting, such report, if not made at the first meeting, shall be made to the Board at its second meeting following such committee meeting.

                  SECTION 9. Chairman of the Board: The Chairman of the Board shall preside at all meetings of the Shareholders and of the Directors; shall be ex officio a member of the Executive Committee, and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

                  SECTION 10. Audit Committee: The Audit Committee shall be appointed from among those Directors who are not officers or employees of the Corporation. Such Committee shall designate from among its members a chairman who shall preside over meetings of the Committee and perform such administrative functions as the Committee may deem necessary. The Committee shall (a) recommend to the Board and to the Shareholders an accounting firm whose duty it shall be to audit the books and records of the Corporation; (b) review the audit report each year and make such recommendations as it may deem appropriate to carry out recommendations as may be made by the auditing accounting firm or such auditing and account steps as the Committee may deem necessary upon its own motion; (c) from time-to-time meet with and receive reports from the Corporation's Controller and recommend to the Chairman, the President or the Board of Directors such action, as the Committee may deem appropriate.

                  SECTION 11. Secretary: The Secretary shall keep full minutes of all meetings of the Board of Directors, shall attend all sessions of the Board, shall act as clerk thereof and shall record all minutes and proceedings in a book to be kept

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for that purpose and shall perform like duties for the standing committees when required. Unless otherwise provided by the Chairman, he shall give or cause to be given notices of all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors.

                  SECTION 12. Discharge of Duties: A. In discharging their duties, Directors and members of any committee designated by the Board shall not be liable if, acting in good faith, they rely (a) upon the opinion of counsel for the Corporation, (b) upon written reports setting forth financial data concerning the Corporation and prepared by an independent public accountant or certified public accountant or firm of such accountants, (c) upon financial statements, books of account or reports of the Corporation represented to them to be correct by the President, the officer of the Corporation having charge of its books of account, or the person presiding at a meeting of the Board, or (d) upon written reports of committees of the Board.

                              B. In discharging his duties to the Corporation
and in determining what he reasonably believes to be in the best interest of the Corporation, a Director may, in addition to considering the effects of the action on the Corporation's shareholders, consider any of the following: (a) the effects of the action on the Corporation's employees, suppliers, creditors and customers; (b) the effects of the action on the community or communities in which the Corporation operates; and, (c) the long-term as well as the short-term interests of the Corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the Corporation. If, on the basis of the foregoing factors, the Board of Directors determines that any proposal or offer to acquire the Corporation is not in the best interest of the Corporation, it may reject such proposal or offer. If the Board of Directors determines to reject any such proposal or offer, the Board of Directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

                                    ARTICLE V

                                    OFFICERS

                  SECTION 1. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, a Controller and, if desired, one or more Vice Presidents, and such other officers as may be required. They shall be annually elected by the Board of Directors and shall hold office for one (1) year and until their successors are elected and have qualified, subject to earlier termination by removal by the Board or resignation. The Board may also choose such employees and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform


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such duties as from time-to-time shall be prescribed by the Board.

                             Any two or more offices may be held by the same
person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by two or more officers.

                  SECTION 2. Salaries: The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

                  SECTION 3. Removal: Any officer elected or appointed by the Board of Directors may be removed by the Board with or without cause.

                  SECTION 4. President: The President shall be the Chief Executive Officer of the Corporation; he shall have general and active management of the business of the Corporation, shall perform the duties of the Chairman of the Board in his absence and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation. He shall be ex officio a member of all committees other than the Audit Committee and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

                  SECTION 5. Secretary: The Secretary shall keep full minutes of all meetings of the Shareholders and shall give or cause to be given notices of all meetings of the Shareholders of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

                  SECTION 6. Treasurer: The Treasurer shall be responsible for banking and borrowing arrangements of the Corporation and its relations with financial institutions, as well as investor relations.

                  SECTION 7. Controller: The Controller shall be responsible for keeping full and accurate accounts of the assets, liabilities, receipts and disbursements of the Corporation and reporting thereon and on the Corporation's transactions and financial condition.

                                   ARTICLE VI

                                    VACANCIES

                  SECTION 1. Directors: Any directorship not filled at the Annual Meeting and any vacancy, however caused, including


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vacancies resulting from an increase in the number of Directors, occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board or by a sole remaining Director. A Director so elected by the Board shall hold office until his successor shall have been elected and qualified.

                  SECTION 2. Officers: Any vacancy occurring among the officers, however caused, shall be filled by the Board of Directors.

                  SECTION 3. Resignations: Any Director or other officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

                                   ARTICLE VII

                               SHARE CERTIFICATES

                  SECTION 1. The share certificates of the Corporation shall be numbered and registered in the transfer records of the Corporation as they are issued. They shall bear the corporate seal, or a facsimile thereof, and shall be signed by the President or a Vice President and by the Secretary or Assistant Secretary. If the certificates are signed by a Transfer Agent and a Registrar, the signatures of the officers of the Corporation may be facsimile.

                  SECTION 2. The Board of Directors shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of the shares of the Corporation and may require that share certificates be countersigned by one or more of such Transfer Agents and Registrars.

                  SECTION 3. Transfers: All transfers of the shares of the Corporation shall be made upon the books of the Corporation by the holders of the shares in person or by their legal representatives. Share certificates shall be surrendered and cancelled at the time of transfer.

                  SECTION 4. Loss of Certificates: In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

                                  ARTICLE VIII

                               BOOKS AND ACCOUNTS

                  SECTION 1. The Corporation shall keep books and records of account and minutes of the proceedings of the

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Shareholders, Board of Directors and executive committees, if any. Such books, records and minutes may be kept outside this State. The Corporation shall keep at its principal office, its registered office or at the office of a transfer agent a record or records containing the names and addresses of all Shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into readable form within a reasonable time, and the Corporation shall convert into readable form without charge any such records not in such form, upon the written request of any person entitled to inspect them.

                  SECTION 2. Inspection: Any person who shall have been a Shareholder of record of the Corporation for at least six (6) months immediately preceding this demand or any person holding or so authorized in writing by the holders of at least five percent (5%) of the outstanding shares of any class or series, upon at least five (5) days' written demand shall have the right during the usual business hours for any proper purpose to examine in person or by agent or attorney the minutes of the proceedings of the Shareholders and record of Shareholders and to make extracts therefrom at the places where the same are kept.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  SECTION 1. Monetary Disbursements: All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                  SECTION 2. Fiscal Year: The fiscal year of the Corporation shall begin on the first day of August of each year.

                  SECTION 3. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

                  SECTION 4. Reserve: Before payment of any dividend there may be set aside sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interests of the Corporation and the Directors may abolish any such reserve in the manner in which it was created.

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                  SECTION 5. Giving Notice: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail. If notice is given by mail, the notice shall be deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the Corporation with postage prepaid thereon. Such notice shall specify the place, day and hour of the meeting and, in the case of a Shareholders' meeting, the general nature of the business to be transacted.

                             In computing the period of time for the giving of
any notice required or permitted by statute or by the Certificate of Incorporation or by these By-Laws or by any resolution of Directors or Shareholders, the day on which the notice is given shall be excluded and the day on which the matter noticed is to occur shall be included.

                  SECTION 6. Loans to Officers and Employees: The corporation may lend money to or guarantee any obligation of or otherwise assist any officer or other employee of the Corporation or of any subsidiary whenever it may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be made with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board may determine.

                  SECTION 7. Disallowed Compensation: Any payments made to an officer or employee of the Corporation such as salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him which shall be disallowed as a deductible expense for tax purposes shall be reimbursed by such officer or employee to the Corporation to the full extent of the disallowance, provided, however, that partial disallowances through no fault of the employee, such as those provided by Section 274 of the Internal Revenue Code, at the discretion of the Chief Executive Officer need not be reimbursed. In lieu of payment by the officer or employee and subject to the determination of the Directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the Corporation has been fully recovered.

                                    ARTICLE X

                                 INDEMNIFICATION

                  SECTION 1. Indemnification: The Corporation shall indemnify in the manner and to the full extent permitted by the New Jersey Business Corporation Act, as amended, any "corporate agent" of the Corporation (as such term is defined in Section 14A:3-5 of the New Jersey Business Corporation Act) who was or

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is a party to or is threatened to be made a party to any "proceeding" (as such term is defined in said Section 14A:3-5), whether or not by or on behalf of the Corporation, by reason of the fact that such person is or was a corporate agent of the Corporation. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon the determination, in the manner provided by law, that indemnification of the Corporate agent is proper in the circumstances. The Corporation, to the full extent permitted by law, may purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by laws, the indemnification provided herein shall include "expenses" (as such term is defined in said Section 14A:3-5) and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to idemnify any other person for any such expenses to the full extent permitted by law nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of Shareholders or Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                                   ARTICLE X1

                                   AMENDMENTS

                  SECTION 1. The Board of Directors shall have the power to make, alter and repeal these By-Laws but By-Laws made by the Board may be altered and repealed and new By-Laws may be made by the Shareholders.


Amended and Restated       -        September 21, 1979
Amended and Restated       -        September 21, 1984
Amended and Restated       -        June 1, 1989
Amended and Restated       -        June 19, 1991
Amended and Restated       -        August 19, 1992
Amended and Restated       -        January 5, 1994
Amended and Restated       -        November 17, 1994
Amended and Restated       -        November 14, 1996





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